UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  2/10/2006

OXIS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-8092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6040 N Cutter Circle Suite 317, Portland, OR 97217
(Address of Principal Executive Offices, Including Zip Code)

503-283-3911
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 10, 2006, OXIS International, Inc. (“OXIS”) entered into a Standard Form Office Lease dated February 2, 2006 (“Lease Agreement”) with Westcore Peninsula Vintage, LLC. Pursuant to the Lease Agreement, OXIS will lease 4,136 square feet of rentable office space located at 323 Vintage Park Drive, Suite B, Foster City, California 94404 (the "Property"). The Property will serve to accommodate the relocation and consolidation of OXIS’ corporate headquarters and manufacturing facilities following its recent acquisition of a majority interest in BioCheck, Inc.

The term of the Lease Agreement is three years commencing on April 1, 2006 and ending on March 31, 2009. The annual base rent under the Lease Agreement begins at $62,040.00 per year and increases incrementally to $65,818.20 by the end of the lease term. In addition to the base rent, OXIS will be responsible for its proportionate share of the building's operating expenses and real estate taxes as specified in the Lease Agreement.

OXIS has a renewal option to extend the Lease Agreement for one three-year period at the then-prevailing market rental value for rentable property in the same area.

The foregoing summary of the material terms of the Lease Agreement is qualified in its entirety by the text of the Lease Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Standard Form Office Lease between OXIS International, Inc. and Westcore Peninsula Vintage, LLC dated February 2, 2006.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.

Dated: February 13, 2006	By:	/s/ MICHAEL D. CENTRON

Name: Michael D. Centron Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Standard Form Office Lease between OXIS International, Inc. and Westcore Peninsula Vintage, LLC dated February 2, 2006.